EXHIBIT 99.1

BIOLASE Gains U.S. and International License to Presbyopia Patents

BIOLASE Acquires Fully-Paid License for Presbyopia

SAN CLEMENTE, CA, Feb. 23, 2005 (MARKET WIRE via COMTEX) — BIOLASE Technology, Inc. (NASDAQ: BLTI), a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and related specialties, today announced the signing of a fully-paid license agreement related to patents owned or licensed by SurgiLight, Inc. in the field of Presbyopia, which is a phenomenon of natural aging that results in the loss of near-reading ability over the age of 40 years old. According to the Wall Street Journal article “Reading the Fine Print,” published on February 14, 2005, 110 million Americans suffer from Presbyopia.

Subject to a due diligence period and satisfaction of certain terms and conditions, BIOLASE will acquire fully-paid license rights in the U.S. and International markets to patents owned or licensed by SurgiLight, Inc. in the field of Presbyopia and other patents related to the field of Ophthalmology. If certain terms and conditions are satisfactorily met, BIOLASE will pay an aggregate consideration of $2.0 million in cash, which will be paid in scheduled installments.

“We are pleased to acquire rights to this large market opportunity. We believe our technology offers distinct and strong advantages over currently known approaches to treating Presbyopia. While it is premature to discuss the specific commercial impact of this transaction to our forward business model, we are confident this agreement will open new commercial opportunities for BIOLASE’s core technology,” commented Robert E. Grant, President and CEO.

The agreement is expected to be completed in March 2005. All other terms and conditions of the transaction are confidential.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and related specialties. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase(R) system, uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile(TM) system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This press release contains forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the completion of a license agreement with SurgiLight, Inc., expecting license opportunities for BIOLASE, future operating results and expenses of BIOLASE, licensing opportunities and growth of the company. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “intend,” “plan,” “believe,” and variations of these words or similar expressions or other similar words or expressions. You should not place undue reliance on any forward-looking statements. All of these forward-looking statements are based on current expectations and assumptions that BIOLASE’s management believes are reasonable at this time; however, these expectations and assumptions are subject to risks and uncertainties and actual results may differ materially from the expectations of BIOLASE’s management. The forward-looking statements are made only as of the date of this press release and BIOLASE undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances including any change in BIOLASE’s beliefs or expectations.

For further information, please contact:

Robert E. Grant

President & CEO

rgrant@biolase.com

John W. Hohener

CFO

jhohener@biolase.com

Scott Jorgensen

Director of Finance & Investor Relations

sjorgensen@biolase.com

BIOLASE Technology,

Inc. +1-949-361-1200

SOURCE: BIOLASE Technology, Inc.